Exhibit 10.44

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FIRST RENEWAL LICENSE AGREEMENT
FOR THE GAME BOY ADVANCE VIDEO GAME SYSTEM
(EEA, AUSTRALIA AND NEW ZEALAND)

THIS RENEWAL LICENSE AGREEMENT (“Agreement”) is entered into between NINTENDO CO., LTD. (“NCL”) at 11-1 Kamitoba Hokotate-cho, Minami-ku, Kyoto, Japan 601-8501, Attn: General Manager, International Business Administration Department (facsimile: 81.75.662.9619), and ACTIVISION, INC. a corporation of California, and its subsidiaries (Activision UK, Ltd., a limited company of the United Kingdom; ATVI France, S.A.R.L., a corporation of France; Activision GrnbH, a corporation of Germany; and Activision Pty., Ltd., a limited company of Australia) (jointly and severally “LICENSEE”) at 3100 Ocean Park Boulevard, Santa Monica, California 90405 (facsimile: 310.255.2152); attention: Mr. Michael Hand. NCL and LICENSEE agree as follows:

1.                                      RECITALS

1.1                                 NCL designs, develops, manufactures, markets and sells advanced design, high-quality video game systems, including the GAME BOY ADVANCETM system and the GAME BOY ADVANCE SPTM system. (Hereinafter the GAME BOY ADVANCETM and GAME BOY ADVANCE SPTM systems are jointly and severally referred to as the “GAME BOY ADVANCE system”)

1.2                                 LICENSEE desires a license to use highly proprietary programming specifications, development tools, trademarks and other valuable Intellectual Property Rights of NCL, to develop, have manufactured, advertise, market and sell video game software for Games for play on the GAME BOY ADVANCE system.

1.3                                 NCL is willing to grant a license to LICENSEE on the terms and conditions set forth in this Agreement.

1.4                                 By a prior agreement between the parties effective September 14, 2001 (hereinafter the “Initial Agreement”), NCL granted to LICENSEE the right to develop compatible with the Game Boy Advance System, embodying and using the Licensed Intellectual Properties.  Although the Initial Agreement has expired, the parties have continued to operate thereunder. The parties desire to enter into a renewal agreement (hereinafter the “Agreement”) effective as of the expiration date of the Initial Agreement, to continue the relationship between the parties without interruption, with the Agreement consisting of the terms and conditions set forth herein.

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2.                                      DEFINITIONS

2.1                                 “Artwork” means the design specifications for the Game Cartridge label and Printed Materials in the format specified by NCL in the Guidelines.

2.2                                 “Development Tools” means the development kits, programming tools, emulators, and other materials that may be used in the development of Games under this Agreement.

2.3                                 “Effective Date” means September 14, 2004.

2.4                                 “Finished Product(s)” means the fully assembled Licensed Products, each including a Game Cartridge with a Game Cartridge label packaged in a plastic bag or other form of protective packaging, and Printed Materials.

2.5                                 “Game Cartridges(s)” means custom cartridges for play on the GAME BOY ADVANCE system, incorporating semiconductor components in which a Game has been stored.

2.6                                 “Game(s)” means interactive video game programs (including source and object/binary code) developed for play on the GAME BOY ADVANCE system.

2.7                                 “Guidelines” means the current version or any future revision of the “Game Boy Advance Guidelines” pertaining to the layout, trademark usage and other requirements for the Game Cartridge label, instruction manual and Game Cartridge packaging, Marketing Materials, “Game Boy Advance Development Manual”, “Guidelines on Ethical Content”, and related guidelines. The Guidelines on Ethical Content are attached as Annex A, and the remainder of the Guidelines have been provided to LICENSEE independent of this Agreement. The Guidelines may be changed or updated from time to time without notice.

2.8                                 “Independent Contractor” means any individual or entity that is not an employee of LICENSEE, including any independent programmer, consultant, contractor, board member or advisor.

2.9                                 “Intellectual Property Rights” means individually, collectively or in any associated with the development, manufacturing, advertising, marketing or sale of the Licensed Products, including, without limitation: (a) registered and unregistered trademarks and trademark applications used in connection with video games for play on the GAME BOY ADVANCE system including “NintendoTM”, “GAME BOY ADVANCETM,” “GAME BOY ADVANCE SPTM,” “AGB” and the “Official Nintendo Seal of QualityTM” (some of these trademarks are set forth in Annex B, attached); (b) select trade dress associated with the GAME BOY ADVANCE system and licensed video games for play thereon; (c) Proprietary Rights in the Security Technology incorporated into the Game Cartridges; (d) rights in the Development Tools provided by or on behalf of NCL for use in developing the Games; (e) patents, patent applications, utility models, or design registrations associated with the Game Cartridges; (f) copyrights in the Guidelines; and (g) other Proprietary Rights of NCL in Confidential Information.

2.10                           “Licensed Products” means (a) Finished Products when fully assembled with Game Cartridge label affixed and packaged in a plastic bag or other form of protective packaging with the Printed Materials; or (b) Stripped Products with Game Cartridge label affixed.

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2.11                           “Marketing Materials” means marketing, advertising or promotional materials developed by or for LICENSEE (or subject to LIC NSEE’s approval) to promote the sale of the Licensed Products, including but not limited to television, radio and on-line advertising, point-of-sale materials (e.g. posters, counter-cards), package advertising, and print.

2.12                           “NDA” means the non-disclosure agreement providing for the protection of Confldenttal Information related to the GAME BOY ADVANCE system previously entered into between NCL and/or NOA and LICENSEE.

2.13                           “NOA” means NCL’s subsidiary, Nintendo of America Inc., of Redmond, Washington, USA.

2.14                           “Notice” means any notice permitted or required under this Agreement. All notices shall be sufficiently given when (a) personally served or delivered, or (b) transmitted by facsimile, with an original sent concurrently by mail, or (c) deposited, postage prepaid, with a guaranteed air courier service, in each case addressed as stated herein, or addressed to such other person or address either party may designate in a Notice. Notice shall be deemed effective upon the earlier of actual receipt or two (2) business days after transmittal.

2.15                           “Price Schedule” means the current version(s) or any future revision(s) of NCL’s schedule of purchase prices and minimum order quantities for the Licensed Products. The Price Schedule has been provided to Licensee Independent of this Agreement and may be changed or updated from time to time without notice.

2.16                           “Printed Materials” means the box, user instruction booklet, poster, warranty card and LICENSEE inserts incorporating the Artwork, together with a precautions booklet as specified by NCL.

2.17                           “Proprietary Rights” means any rights or applications for rights to the extent recognized in the Territory relating to the GAME BOY ADVANCE system, and owned, licensed or otherwise held in patents, trademarks, service marks, copyrights, semiconductor chip layouts or masks, trade secrets, trade dress, moral rights and publicity rights, together with all inventions, discoveries, ideas, know-how, data, information, processes, methods, procedures, formulas, drawings and designs, computer programs, software source code and object code, and all amendments, modifications, and improvements thereto for which such patent, trademark, service mark, copyright, semiconductor chip layout or mask, trade secrets, trade dress, moral rights or publicity rights may exist or may be sought and obtained in the future.

2.18                           “Reverse Engineer(ing)” means any technique designed to extract source code or facilitate the duplication of a program or product including, without limitation, (a) the x-ray, electronic scanning or physical or chemical stripping of semiconductor components, or (b) the disassembly, decompilation, decryption or simulation of object code or executable code.

2.19                           “Security Technology” means, without limitation, any security signature, bios, data scrambling, password, hardware security apparatus, watermark, hologram, copyright management information system, encryption, Digital Rights management system, or any feature which facilitates or limits compatibility with other hardware, software, accessories or other peripherals, outside of the Territory or on a different video game system.

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2.20                           “Stripped Product(s)” means the Game Cartridges with Game Cartridge labels affixed.

2.21                           “Term” means three (3) years from the Effective Date.

2.22                           “Territory” means any and all countries within the European Economic Area; namely Austria, Belgium, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, reeve, Hungary, Iceland, hand, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, the Netherlands, Norway, Poland, Portugal, Slovakia, Slovenia, Spain, Sweden, Switzerland, and the United Kingdom. The Territory shall also include Australia, New Zealand, and Turkey. NCL may add additional countries to the Territory upon written notice to LICENSEE.

2.23                           “TM” means trademark of NCL, whether registered or not.

3.                                      GRANT OF LICENSE; LICENSEE RESTRICTIONS

3.1                                 Limited License Grant. For the Term and for the Territory, NCL grants to LICENSEE a nonexclusive, nontransferable, limited license to use the Intellectual Property Rights, for the purpose of and to the extent necessary, to develop Games for manufacture, advertising, marketing and sale as Licensed Products, subject tothe terms and conditions of this Agreement This license is royalty-free.

3.2                                 LICENSEE Acknowledgement. LICENSEE’s use of the Intellectual Property Rights shall not create any right, title or interest of LICENSEE therein. In the event that LICENSEE challenges NCL’s ownership or the validity of the Intellectual Property Rights, NCL may terminate this Agreement without any notice or procedure.

3.3                                 Restrictions on License Grant: NCL does not guarantee that the hardware for the GAME BOY ADVANCE system is distributed throughout the Territory. Moreover, the present limited license to LICENSEE does not extend to the use of the Intellectual Property Rights for the following purposes:

(a)                                  granting access to, distributing, transmitting or broadcasting a Game by electronic means or by any other means known or hereafter devised, including, without limitation, by wireless, cable, fiber optic, telephone lines, microwave, radiowave, computer or other device network; provided, however, that limited transmissions may be made for the so e purpose o acs stating •eve opment Imo er t e terms o t is Agreement, •ut no rig t o retransmission shall attach to any such authorized transmission and, reasonable security measures, customary within the high technology industry, shall be utilized to reduce the risk of unauthorized interception or retransmission of any such authorized transmission,

(b)                                 authorizing oT -perrrrrttrng any omme activities involving a Game, including, without limitation, multiplayer, peer-to-peer or online play,

(c)                                  modifying, installing or operating a Game on any server or computing device for the purpose of or resulting in the rental, lease, loan or other grant of remote access to the Game,

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(d)                                 emulating, interoperating, interfacing or linking a Game for operation or use with any hardware platform, software program, accessory, computer language, computer environment, chip instruction set, consumer electronics device, telephone, cell phone, PDA, or other device for purposes of data interchange, password usage or interactive video game play, other than the GAME BOY ADVANCE system, an application approved by NCL, or the Development Tools,

(e)                                  emulate any past, current, or future NCL brand video game system or any portion thereof in software or hardware or any combination thereof.

(f)                                    embedding, incorporating, or storing a Game in any media or format except the cartridge format utilized by the GAME BOY ADVANCE system, except as may be necessary as a part of the Game development process under this Agreement,

(g)                                 designing, implementing or undertaking any process, procedure, program or act designed to circumvent the Security Technology, interactive video or computer game program, except as authorized under this Agreement,

(h)                                 utilizing the Intellectual Property Rights to design or develop any interactive video or computer game program, except as authorized under this Agreement,

(i)                                     manufacturing or reproducing a Game developed under this Agreement, except through NCL, or

(j)                                     Reverse Engineering or assisting in the Reverse Engineering of all or any part of the GAME BOY ADVANCE system, including the hardware or software (whether embedded or otherwise), or the Security Technology, except as specifically permitted under the laws and regulations applicable in the Territory.

3.4                                 Development Tools. NCL may lease, loan or sell Development Tools, including any improvements made by NCL or NOA from time to time, to LICENSEE to assist in the development of Games under this Agreement on such terms as may be agreed between the parties. Ownership and use of such Development Tools shall be subject to the terms of this Agreement, whether provided by NCL or NOA, prior to or during the Term hereof. LICENSEE acknowledges the exclusive interest of NCL in and to the Proprietary Rights associated with the Development Tools. LICENSEE’s use of the Development Tools shall not create any right, title or interest of LICENSEE therein. Any license to LICENSEE to use the Development Tools does not extend to: (a) use of the Development Tools for any purpose except the design and development of Games under this Agreement; (b) reproduction or creation of derivatives of the Development Tools, except in association with the development of Games under this Agreement; (c) Reverse Engineering of the Development Tools (except as specifically permitted under the laws and/or regulations applicable in the Territory); or (d) selling, leasing, assigning, lending, licensing, encumbering or otherwise transferring the Development Tools. Any tools developed or derived by LICENSEE as a result of a study of the performance, design or operation of the Development Tools shall be considered derivative works of the Intellectual Property Rights, but may be retained and utilized by LICENSEE in connection with this Agreement. Unless LICENSEE can demonstrate that such derivative work has one or more applications that are

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independent of and separate from the Intellectual Property Rights (“Independent Applications”), it shall be deemed to have granted NOA and NCL an indefinite, worldwide, royalty-free, transferable and exclusive license (including the right to sub-license) to such derivative work. To the extent that LICENSEE can demonstrate one or more Independent Applications, LICENSEE exclusive license (including the right to sub-license) in relation to such Independent Applications for the Term and an indefinite, worldwide, royalty-free, transferable and exclusive license (including the right to sub-license) in relation to all other applications.

4.                                      SUBMISSION OF GAME AND ARTWORK FOR APPROVAL

4.1                                 Development and Sale of the Games. LICENSEE may develop Games and have manufactured, advertise, market and sell Licensed Products for play on the GAME BOY ADVANCE system only in accordance with this Agreement.

4.2                                 Delivery of Completed Game. Upon completion of a Game, LICENSEE shall deliver a prototype of the Game to NCL in a format specified in the Guidelines, together with written user instructions, a complete description of any security holes, backdoors, time bombs, cheats, “Easter eggs” or other hidden features or characters in the Game [***]. NCL shall promptly evaluate the Game with regard to: (a) its technical compatibility with and error-free operation on the GAME BOY ADVANCE system. LICENSEE must establish that the Game and any other content included on the Game Cartridge complies with the guidelines of the Pan European Game Information System (PEGI), the Unterhaltungssoftware Selbstkontrolle (USK), the Office of Film and Literature Classification (OFLC), or any other national or regional game rating system that NCL may accept, as applicable. LICENSEE shall be responsible for the submission of the Game to the appropriate national or regional game rating organisation and shall provide NCL with a Game. Where any such game has been rated as being suitable only for players aged 18 and over (or an equivalent rating), LICENSEE must submit a certificate in writing that confirms the game is rated as no higher than “M” (mature) by the Entertainment Software Rating Board (ESRB) of the U.S. In addition, NCL reserves the right to require LICENSEE to provide NCL with such additional written indemnification for damages, claims, loss, liabaility, fine or penalty resulting from the marketing, distribution or sale of a Game with such an age rating, as NCL, in its sole discretion, may request. If any such age rating is subsequently changed by the relevant organisation, LICENSEE shall inform NCL forthwith in writing of that fact and LICENSEE shall then comply with the above provisions in relation to such new age rating.

4.3                                 Approval of Completed Game. NCL shall, within a reasonable period of time after receipt, approve or disapprove each submitted Game. If a Game is disapproved, NCL shall specify in writing the reasons for such disapproval and state what corrections or improvements are necessary. After making the necessary corrections or improvements, LICENSEE shall submit a revised Game to NCL for approval. NCL shall not unreasonably withhold or delay its approval of any Game. The approval of a Game by NCL shall not relieve LICENSEE of its sole responsibility for the development, quality and operation of the Game or in any way create any warranty for a Game or a Licensed Product by NCL.

4.4                                 Submission of Artwork. Upon submission of a completed Game to NCL, LICENSEE shall prepare and submit to NCL the Artwork for the proposed Licensed Product.

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Within ten (10) business days of receipt, NCL shall approve or disapprove the Artwork. If any Artwork is disapproved, NCL shall specify in writing the reasons for such disapproval corrections or improvements, LICENSEE shall submit revised Artwork to NCL for approval. NCL shall not unreasonably withhold or delay its approval of any Artwork. The approval of the Artwork by NCL shall not relieve LICENSEE of its sole responsibility for the development and quality of the Artwork or in any way create any warranty for the Artwork or the Licensed product by NCL.

4.5                                 Artwork for Stripped Product. If LICENSEE submits an order for Stripped Product, all Artwork shall be submitted to NCL in advance of NCL’s acceptance of the order and no production of Printed Materials shall occur until such Artwork has been approved by NCL under Section 4.4 herein.

5.                                      ORDER PROCESS, PURCHASE PRICE, PAYMENT AND DELIVERY

5.1                                 Submission of Orders by LICENSEE.  LICENSEE may at any time submit written purchase orders to NCL for any approved Licensed Product title. The purchase order shall specify whether it is for Finished Product or Stripped Product. The terms and conditions of this Agreement shall control over any contrary terms of such purchase order or any other written documents submitted by LICENSEE. All orders are subject to acceptance by NCL or its designee.

5.2                                 Purchase Price and Minimum Order Quantities. The purchase price and minimum order quantities for the Licensed Products shall be set forth in NCL’s then-current Price Schedule. The purchase price includes the cost of manufacturing the Licensed Products. A current Price Schedule has been provided to LICENSEE independent of this Agreement  No taxes, duties, import fees or other tariffs related to the development, manufacture, import, marketing or sale of the Licensed Products (except for taxes imposed on NCL’s income) are included in the purchase price and all such taxes are the responsibility of LICENSEE. The Price Schedule is subject to change by NCL at any time without Notice. However, any price increase shall be applicable only to purchase orders submitted, paid for, and accepted by NCL after the effective date of the price increase.

5.3                                 Payment. Upon placement of an order, LICENSEE shall pay the full purchase price to NCL either (a) by placement of an irrevocable letter of credit in favor of NCL and payable at sight, issued by a bank acceptable to NCL and confirmed, if requested by NCL, at LICENSEE’s expense, or (b) in cash, by wire transfer to NCL’s designated account. All associated banking charges shall be for LICENSEE’s account.

5.4                                 Shipment and Delivery. NCL shall deliver the Finished Products or Stripped Products ordered by Licensee to Licensee F.O.B. Japan with shipment at Licensee’s direction and expense. Upon mutual consent of NCL and Licensee, orders may be delivered in partial shipments with a minimum shipment quantity of [***].  Such orders shall be delivered to countries within the Territory.

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6.                                      MANUFACTURE OF THE LICENSED PRODUCT

6.1                                 Designation of NCL.  NCL (including through its subcontractors and licensees) shall be the exclusive source for the manufacture of the Game Cartridges, and shall control all aspects of the manufacturing process, selection of the locations and specifications for any manufacturing facilities, determination of materials and processes, appointment of suppliers and subcontractors and management of all work-in-progress.

6.2                                 Manufacture of the Licensed Products. Upon acceptance of a purchase order for an approved Licensed Product title and payment as provided for under Section 5.3 herein, NCL (including through its subcontractors and licensees) will arrange for the manufacture of Finished Product or Stripped Product, as specified in LICENSEE’s purchase order. In this regard, LICENSEE shall submit to NCL certain technical information as set forth in a questionnaire entitled “Software Submission Requirements” which has been provided to LICENSEE by NCL.

6.3                                 Security Features. The final release version of the Game, Game Cartridges and Printed Materials shall include such Security Technology as NCL, in its sole discretion, may deem necessary or appropriate.

6.4                                 Production of Stripped Product Printed Materials.  LICENSEE shall arrange and pay for the production of the Printed Materials using the Artwork. Upon receipt of an order of Stripped Product, LICENSEE shall assemble the Game Cartridges and Printed Materials into the Licensed Products. Licensed Products may be sold or otherwise distributed by LICENSEE only in fully assembled condition.

6.5                                 Sample Printed Materials and Stripped Product. Within a reasonable period of time after LICENSEE’s assembly of the initial order for a Stripped Product title, LICENSEE shall provide NCL with: (a) one (1) sample of the fully assembled Licensed Product; and (b) [***] of LICENSEE-produced Printed Materials for such Licensed Product.

6.6                                 Retention of Sample Licensed Products by NCL. NCL may, at its own expense, manufacture reasonable quantities of the Game Cartridges or the Licensed Products, not to exceed [***], to be used for archival purposes, legal proceedings against infringers of the Intellectual Property Rights or for other lawful purposes, [***].

7.                                      MARKETING AND ADVERTISING

7.1                                 Approval of Marketing Materials. LICENSEE represents and warrants that the Marketing Materials shall: (a) be of high quality and comply with the Guidelines as well as the guidelines of the PEGI, and (b) comply with all applicable laws, regulations, and official codes of practice in those jurisdictions in the Territory where they will be used or distributed. Prior to actual use or distribution, LICENSEE shall submit to NCL for review receipt, approve or disapprove such samples. If any of the samples are disapproved, NCL shall specify the reasons for such disapproval and state what corrections and/or improvements are necessary. After making the necessary corrections and/or improvements, LICENSEE shall submit revised samples for approval by NCL. No Marketing Materials shall be used or distributed by LICENSEE without unreasonably withhold or delay its approval of any proposed Marketing Materials.

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7.2                                 Bundling. In order to avoid use of the licensed Intellectual Property Rights giving rise to any implication of NCL’s sponsorship, association, approval or endorsement or distribute any Finished Product or Stripped Product that has been bundled with: (a) any peripheral designed for use with the GAME BOY ADVANCEsystem which has not been licensed or approved in writing by NCL; or (b) any other product or service where NCL’s sponsorship, association, approval or endorsement might be suggested by the bundling of the products or services.

7.3                                 Warranty and Repair. LICENSEE shall provide the original consumer with a minimum one hundred eighty (180) day (or such longer minimum period as may be required by applicable law) limited warranty on all Licensed Products. LICENSEE shall also provide reasonable product service, including out-of-warranty service, for all Licensed Products.

7.4                                 Business Facilities. LICENSEE agrees to develop and maintain sufficient customer service, either directly or through a third party, to adequately support the Licensed Products.

7.5                                 No Sales Outside the Territory. LICENSEE represents and warrants that it shall not market, sell, offer to sell, import or distribute the Licensed Products outside the Territory, or within the Territory when LICENSEE has actual or constructive knowledge that a subsequent destination of the Licensed Product is outside the Territory.

7.6                                 Defects and Recall. In the event of a material programming defect in a Licensed Product that would, in NCL’s reasonable judgment, significantly impair the ability of a consumer to play the Game, NCL may, after consultation with LICENSEE, require the LICENSEE to recall the Licensed Product and undertake suitable repairs or replacements.

7.7                                 NCL Promotional Materials, Publications and Events. With a view to improving the competitiveness of the video game products consisting of Nintendo video game systems and services and compatible software published by LICENSEE, at its option, NCL may: (a) insert in the Printed Materials for the Licensed Products promotional materials concerning publications and promotions for such video game products; (b) utilize screen shots, Artwork and information regarding the Licensed Products in Nintendo published magazines or other advertising, promotional or marketing media which promotes such video game products; and (c) exercise public performance rights in the Games and use related trademarks and Artwork in connection with NCL sponsored contests, tours, conventions, trade shows, press briefings and similar events which promote such video game products.

7.8                                 Nintendo Gateway System. To promote and increase demand for games on Nintendo video game systems, NCL licenses a system (the “Nintendo Gateway System”) in various non-coin activated commercial settings such as commercial airlines, cruise ships, rail systems and hotels, where customers play games on specially adapted Nintendo video game systems. If NCL identifies a Game for possible license on the Nintendo Gateway System, the parties agree to conduct good faith negotiations toward including the Game in the Nintendo Gateway System.

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8.                                      CONFIDENTIAL INFORMATION

8.1                                 Definition. “Confidential Information” means information provided to LICENSEE by NCL or any third party working with NCL or NOA relating to the hardware and software for the GAME BOY ADVANCE system or the Development Too slinc u ing, but not limited to: (a) all current or future information, know-how, techniques, methods, information, tools, emulator hardware or software, software development specifications, and/or trade secrets, (b) any inventions, patents or patent applications, (c) any business, marketing or sales data or information, and (d) any other information or data relating to development, design, operation, manufacturing, marketing or sales. Confidential Information shall include all confidential information disclosed, whether in writing, orally, visually, or in the form of drawings, technical specifications, software, samples, pictures, models, recordings, or other tangible items which contain or manifest, in any form, the above listed information. Confidential Information shall not include: (i) data and information which was in the public domain prior to LICENSEE’s receipt of the same hereunder, or which subsequently becomes part of the public domain by publication or otherwise, except by LICENSEE’s wrongful act or omission, (ii) data and information which LICENSEE can demonstrate, through written records kept in the ordinary course of business, was in its possession without restriction-on use or disclosure, prior to its receipt of the same-hereunder and was not acquired directly or indirectly from NCL or NOA under an obligation of confidentiality which is still in force, and (iii) data and information which LICENSEE can show was received by it from a third party who did not acquire the same directly or indirectly from NCL or NOA and to whom LICENSEE has no obligation of confidentiality.

8.2                                 Disclosures Required by Law. LICENSEE shall be permitted to disclose Confidential Information if such disclosure is required by an authorized governmental or judicial entity, provided that NCL is given Notice thereof at least thirty (30) days prior to such disclosure. LICENSEE shall use its best efforts to limit the disclosure to the greatest extent possible consistent with LICENSEE’s legal obligations, and if required by NCL, shall cooperate in the preparation and entry of appropriate court orders limiting the persons to whom Confidential Information may be disclosed and the extent of disclosure of such Confidential Information.

8.3                                 Disclosure and Use. NCL may provide LICENSEE with highly confidential development information, Guidelines, Development Tools, systems, specifications and related resources and information constituting and incorporating the Confidential Information to assist LICENSEE in the development of Games. LICENSEE agrees to maintain all Confidential Information as strictly confidential and to use such Confidential Information only in accordance with this Agreement. LICENSEE shall limit access to the Confidential Information to LICENSEE’s employees having a strict need to know and shall advise such employees of their obligation of confidentiality as provided herein. LICENSEE shall require each such employee to retain in confidence the Confidential Information pursuant to a written non-disclosure agreement between LICENSEE and such employee. LICENSEE shall use its best efforts to ensure that its employees working with or otherwise having access to Confidential Information shall not disclose or make any unauthorized use of the Confidential Information.

8.4                                 No Disclosure to Independent Contractors. LICENSEE shall not disclose the Confidential Information, including without limitation the Guidelines and Intellectual Property Rights, to any Independent Contractor, nor permit any Independent Contractor to perform or assist in development work for a Game, without the prior written consent of NCL..  Any

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Independent Contractor seeking access to Confidential Information shall be required to enter into a written non-disclosure agreement with NCL or NOA prior to receiving any access to or disclosure of the Confidential Information from either LICENSEE or NCL.

At LICENSEE’s option, the written non-disclosure agreement may be with LICENSEE rather than NCL or NOA, in which case the form and substance of the non-disclosure agreement must be acceptable to NCL. Also, in such case LICENSEE shall provide to NCL on a continuing basis a listing of all Independent Contractors who have received or been granted access to Confidential Information along with copies of the applicable written non-disclosure agreements. In addition, LICENSEE shall take all reasonable measures to ensure that its Independent Contractors fulfill the requirements of the applicable written non-disclosure agreements.

LICENSEE shall use its best efforts to ensure that its employees and Independent Contractors working with or otherwise having access to Confidential Information shall not disclose or make unauthorized use of the Confidential Information. LICENSEE agrees to indemnify NCL against all loss or damage, including consequential economic loss, for breach of these obligations by the LICENSEE, its employees and Independent Contractors.

8.5                                 Agreement Confidentiality. LICENSEE agrees that the terms, conditions and announcement or press release regarding this Agreement or the release dates for Games developed by LICENSEE under this Agreement shall be subject to NCL’s prior written approval. The parties may disclose this Agreement: (a) to accountants, banks, financing sources, lawyers, parent companies and related parties under substantially equivalent confidentiality obligations, (b) in connection with any formal legal proceeding for the enforcement of this Agreement, (c) as required by the regulations of the government agencies in the Territory that regulate publicly-traded securities, provided that all Confidential Information regarding NCL shallbe redacted from such disclosures to the maximum extent allowed by such government agencies, (d) in response to lawful process, subject to a court  order limiting the persons to whom Confidential Information may be disclosed and the extent of disclosure of such Confidential Information, approved in advance by NCL; and (e) to a third party proposing to enter into a business transaction with LICENSEE or with NCL, but only to the extent reasonably necessary for carrying out the proposed transaction and only under terms of mutual confidentiality.

8.6                                 Notification Obligations. LICENSEE shall promptly notify NCL of the unauthorized use or disclosure of any Confidential Information and shall promptly act to recover any such information and prevent further breach of the obligations herein. The obligations of LICENSEE set forth herein are in addition to and not in lieu of any other legal remedy that may be available to NCL under this Agreement or applicable law.

8.7                                 Continuing Effect of the NDA. The terms of this Section 8 supplement the terms of the NDA, which shall remain in effect. In the event of a conflict between the terms of the NDA and this Agreement, the terms of this Agreement shall control.

9.                                      REPRESENTATIONS AND WARRANTIES

9.1                                 LICENSEE’s Representations and Warranties. LICENSEE represents and warrants that:

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(a)                                  it is a duly organized and validly existing corporation and has full authority to enter into this Agreement and to carry out the provisions hereof,

(b)                                 the execution, delivery and performance of this Agreement by LICENSEE does not conflict with any agreement or understanding to which LICENSEE may be bound, and,

(c)                                  excluding the Intellectual Property Rights, LICENSEE is either (i) the sole owner of all right, title and interest in and to the trademarks, copyrights and other Proprietary Rights used on or in association with the development, advertising, marketing and sale of the Licensed Products and the Marketing Materials, or (ii) the holder of such rights to the trademarks, copyrights and other Proprietary Rights which have been licensed from a third party as are necessary for the development, advertising, marketing and sale of the Licensed Products and the Marketing Materials under this Agreement.

9.2                                 NCL’s Representations and Warranties. NCL represents and warrants that:

(a)                                  it is a duly organized and validly existing corporation and has full authority to enter into this Agreement and to carry out the provisions hereof, and

(b)                                 the execution, delivery and performance of this Agreement by NCL does not conflict with any agreement or understanding to which NCL may be bound.

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9.5                                 LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY LAW, NEITHER NCL NOR ANY OF ITS SUBSIDIARIES, AFFILIATES, LICENSORS OR SUPPLIERS SHALL BE LIABLE FOR LOSS OF PROFITS, OR FOR ANY SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF LICENSEE OR ITS CUSTOMERS ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE BREACH OF THIS AGREEMENT BY NCL, THE MANUFACTURE OF THE LICENSED PRODUCTS OR THE USE OF THE LICENSED PRODUCTS ON ANY NINTENDO VIDEO GAME SYSTEM BY LICENSEE OR ANY END USER.

10.                               INDEMNIFICATION

10.1                           LICENSEE’s Indemnification of NCL. LICENSEE shall indemnify and hold harmless NCL (and any of its respective affiliates, subsidiaries, licensors, suppliers, officers, directors, employees or agents) from any claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable attorneys’ fees and costs and any expenses incurred in the settlement or avoidance of any such claim, which result from or are in connection with:

(a)                                  a breach of any of the provisions, representations or warranties undertaken by LICENSEE in this Agreement,

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(b)                                 any infringement of a third party’s Proprietary Rights as a result of the design, development, advertising, marketing, sale or use of the Licensed Products or the Marketing Materials,

(c)                                  any claims alleging a defect, failure to warn, bodily injury (including death) or other personal or property damage arising out of, or in connection with, the design, development, advertising, marketing, sale or use of any of the Licensed Products, and

(d)                                 any applicable civil or criminal actions relating to the design, development, advertising, marketing, sale or use of the Licensed Products or the Marketing Materials.

NCL and LICENSEE shall give prompt Notice to the other of any indemnified claim under this Section 10.1.  With respect to any third party claim subject to this indemnity clause, LICENSEE, as indemnitor, shall have the right to select counsel and to control the defense and/or settlement thereof NCL may, at its own expense, participate in such action or proceeding with counsel of its own choice. LICENSEE shall not enter into any settlement of any such claim in which (i) NCL has been named as a party, or (ii) claims relating to the Intellectual Property Rights have been asserted, without NCL’s prior written consent. NCL shall provide reasonable assistance to LICENSEE in its defense of any such claim.

10.2                           LICENSEE’s Insurance. LICENSEE shall, at its own expense, obtain a comprehensive policy of general liability insurance (including coverage for advertising injury and product liability claims) from a recognized insurance company. Such policy of insurance shall be in an amount of not less than the equivalent of [***] on a per-occurrence basis and shall provide for adequate protection against any suits, claims, loss or damage by the Licensed Products. Such policy shall name NCL as an additional insured and shall specify that it may not be canceled without thirty (30) days’ prior written Notice to NCL. A Certificate of Insurance shall be provided to NCL not later than the date of the initial order of Licensed Products under this Agreement or with’n 60 da s of the effective date of this Agreement, whatever date occurs later. If LICENSEE fails to maintain such insurance at any time during the Term and for a period of two (2) years thereafter, NCL may secure such insurance at LICENSEE’s expense.

10.3                           Suspension of Production. In the event NCL deems itself at risk with respect to any claim, action o’ pracecdizig under this Scctiun 1-0, NCL may, at its sole uption, suspend production, delivery or order acceptance for any Licensed Products, in whole or in part, pending resolution of such claim, action or proceeding.

11.                               PROTECTION OF PROPRIETARY RIGHTS

11.1                           Joint Actions Against Infringers. LICENSEE and NCL may agree to jointly pursue cases of infringement involving of the Licensed Products, as such Licensed Products will contain Proprietary Rights owned by each of them. Unless the parties otherwise agree, or unless the recovery is expressly allocated between them by the court, in the event of such an action, any recovery shall be used first to reimburse LICENSEE and NCL for their respective reasonable attorneys’ fees and costs incurred in bringing such action, pro rata, and any remaining recovery

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shall be distributed to LICENSEE and NCL, pro rata, based upon the fees and costs incurred in bringing such action.

11.2                           Actions by LICENSEE. LICENSEE, without the consent of NCL, may bring any action or proceeding relating to an infringement or potential infringement of LICENSEE’s Proprietary Rights in the Licensed Products. LICENSEE shall make reasonable efforts to inform NCL of such actions in a timely manner. LICENSEE will have the right to retain all proceeds it may derive from any recovery in connection with such actions.

11.3                           Actions by NCL. NCL, without the consent of LICENSEE, may bring any action or proceeding relating to an infringement or potential infringement of NCL’s Intellectual Property Rights in the Licensed Products. NCL shall make reasonable efforts to inform LICENSEE of such actions in a timely manner. NCL will have the right to retain all proceeds it may derive from any recovery in connection with such actions.

12.                               ASSIGNMENT

12.1                           No Assignment by LICENSEE. This Agreement is personal to LICENSEE and may not be sold, assigned, delegated, sublicensed or otherwise transferred or encumbered, in whole or in part, without NCL’s prior written consent, [***].  In the event of an assignment or other transfer in violation of this Agreement, NCL shall have the unqualified right to immediately terminate this Agreement without further obligation to LICENSEE.

12.2                           Assignment by Operation of Law. In the event of an assignment of this Agreement by operation of law, LICENSEE shall, not later than thirty (30) days thereafter, give Notice and seek consent thereto from NCL. Such Notice shall disclose the name of the assignee, the effective date and the nature and extent of the assignment. An assignment by operation of law includes, but is not limited to: (a) a merger of LICENSEE into another business entity or a merger of another business entity into LICENSEE, (b) the sale, assignment or transfer of all or substantially all of the assets of LICENSEE to a third party, (c) the sale, assignment or transfer to a third party of any of T.ICFNSF.F’s proprietary rights which are used in the development of or are otherwise incorporated into any Licensed Products, or (d) the sale, assignment or transfer of any of LICENSEE’s stock resulting in the acquirer having management power over or voting control of LICENSEE. Following the later of: (i) such an assignment by operation of law, or (ii) receipt of Notice therefor, NCL shall have the unqualified right for a period of ninety (90) days to immediately terminate this Agreement without further obligation to LICENSEE.

12.3                           Non-Disclosure Obligation. In no event shall LICENSEE disclose or allow access to NCL’s Confidential Information prior to or upon the occurrence of an assignment, whether by operation of law or otherwise, unless and until NCL gives its written consent to such disclosure.

13.                               TERM AND TERMINATION

13.1                           Term.  This Agreement shall commence on the Effective Date and continue for the Term, unless earlier terminated as provided for herein.

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13.2                           Default or Breach.  In the event that either party is in default or commits a material breach of this Agreement which is not cured within thirty (30) days after Notice thereof, then this Agreement shall automatically terminate on the date specified in such Notice.

13.3                           Bankruptcy.  At NCL’s option, this Agreement may be terminated immediately and without Notice in the event that LICENSEE: (a) makes an assignment for the benefit of creditors, (b) becomes insolvent, (c) files a voluntary petition for bankruptcy, (d) acquiesces to any involuntary bankruptcy petition, (e) is adjudicated as a bankrupt, or (f) ceases to do business.

13.4                           Termination Other Than by Breach.  Upon (a) the expiration of this Agreement, (b) its termination other than by LICENSEE’s breach, or (c) termination of this Agreement by NCL after one hundred twenty (120) days, notice to LICENSEE in the event NCL reasonably believes that LICENSEE has developed, marketed, or sold a product that infringes any intellectual property right of NCL or NOA anywhere in the world (provided that if the parties are able to resolve such alleged infringement within such 120-day period, such termination shall not take effect), LICENSEE shall have a period of [***] to sell any unsold Licensed Products. All Licensed Products in LICENSEE’s control following the expiration of such sell-off period shall be destroyed by LICENSEE within [***] and proof of such destruction (certified by an officer of LICENSEE) shall be provided to NCL.

13.5                           Termination by LICENSEE’s Breach.  If this Agreement is terminated by NCL as a result of a breach of its terms and conditions by LICENSEE, LICENSEE shall immediately cease all distribution, advertising, marketing or sale of any Licensed Products. All Licensed Products in LICENSEE’s control as of the date of such termination shall be destroyed by LICENSEE within ten (10) days and proof of such destruction (certified by an officer of LICENSEE) shall be provided to NCL.

13.6                           Breach of NDA or Other NCL License Agreements.  At NCL’s option, any breach by LICENSEE of: (a) the NDA, or (b) any other license agreement between NCL and LICENSEE relating to the development of games for any of NCL’s video game systems which is not cured within the time period for cure allowed under the applicable agreement, shall be considered a material breach of this Agreement entitling NCL to terminate this Agreement in accordance with Section 13.5 herein.

13.7                           No Further Use of the Intellectual Property Rights.  Upon expiration and/or termination of this Agreement, LICENSEE shall cease all use of the Intellectual Property Rights for any purpose, except as may be required in connection with the sale of Licensed Products authorized under Section 13.4 herein. LICENSEE shall, within thirty (30) days thereafter, return or destroy all Guidelines, writings, drawings, models, data, tools and other materials and things in LICENSEE’s possession or in the possession of any past or present employee, agent or contractor receiving the information through LICENSEE, which constitute or relate to or disclose any Confidential Information, without making copies or otherwise retaining any such information. Proof of any destruction shall be certified by an officer of LICENSEE and promptly provided to NCL.

13.8                           Termination by NCL’s Breach.  IT this Agreement is terminated by LICENSEE as a result of a material breach of its terms or conditions by NCL, LICENSEE may continue to sell

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the Licensed Products in the Territory until the expiration of the Term, at which time the provisions of Section 13.4 shall apply.

14.                               GENERAL PROVISIONS

14.1                           Compliance with Applicable Laws and Regulations. LICENSEE shall at all times comply with applicable laws, regulations and orders in the countries of the Territory relating to or in any way affecting this Agreement and LICENSEE’s performance under this Agreement, including, without limitation, the export laws and regulations of any country with jurisdiction over the Licensed Products and/or either party. LICENSEE shall not market, distribute, or sell the Game and/or Game Cartridges in any country in the Territory in which such marketing, distribution or sale would violate any applicable laws, regulations or orders of such country.

14.2                           Force Majeure. Neither party shall be Iiable for any breach of this Agreement occasioned by any cause beyond the reasonable control of such party, including governmental action, war, riot or civil commotion, fire, natural disaster, labor disputes, restraints affecting shipping or credit, delay of carriers, inadequate supply of suitable materials or any other cause which could not with reasonable diligence be controlled or prevented by the parties. In the event of material shortages, including shortages of materials or production facilities necessary for production of the Licensed Products, NCL reserves the right to allocate such resources among itself and its licensees.

14.3                           Records and Audit. During the Term and for a period of [***] thereafter, LICENSEE agrees to keep accurate, complete and detailed records related to the development and sale of the Licensed Products and the Marketing Materials. Upon [***] Notice to LICENSEE, NCL may, at its expense, arrange for a third party to audit LICENSEE’s records, reports and other information related to LICENSEE’s compliance with this Agreement.

14.4                           Waiver, Severability, Integration, and Amendment. The failure of a party to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or of the right of such party to thereafter enforce such provision. In the event that any term, clause or provision of this Agreement shall be construed to be or adjudged invalid, void or unenforceable, such term, clause or provision shall be construed as severed from this Agreement, and the remaining terms, clauses and provisions shall remain in effect. Together with the NDA, this Agreement constitutes the entire agreement between the parties relating to the subject matter hereof All prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by this Agreement and the NDA.  Any amendment to this Agreement shal be in writing, signed by both parties.

14.5                           Survival. In addition to those rights specified elsewhere in this Agreement that may reasonably be interpreted or construed as surviving, the rights and obligations set forth in Sections 3, 8, 9, 10, 13 and 14, shall-survive any expiration or termination of this Agreement to the degree necessary to permit their complete fulfilment or discharge.

14.6                           Governing Law and Venue. This Agreement shall be governed by the laws of Japan. Any legal action (including judicial and administrative proceedings) with respect to any matter arising under or growing out of this Agreement, shall be brought only in the Kyoto

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District Court. Each party hereby consents to the jurisdiction and venue of such court for such purposes.

14.7                           Injunctive Relief. LICENSEE acknowledges that in the event of its breach of this Agreement, NCL shall be entitled to seek injunctive or other similar relief in addition to any additional relief that may be available.

14.8                           Attorneys’ Fees. In the event it is necessary for either party to this Agreement to undertake legal action to enforce or defend any action arising out of or relating to this Agreement, the prevailing party in such action shall be entitled to recover from the other party all reasonable attorneys’ fees, costs and expenses relating to such legal action or any appeal therefrom.

14.9                           Expansion of Rights. NCL may expand the rights granted to LICENSEE under this Agreement by providing written notice of such expansion of rights to LICENSEE and without having to enter into a written addendum to the present Agreement with LICENSEE.

14.10                     Delegation of Duties. NCL, at its option, may delegate its duties under the present Agreement to a wholly owned subsidiary. To the extent necessary for the parties to carry out their duties under this Agreement, NCL shall provide notice to LICENSEE of any such delegation, including to whom at NCL’s wholly owned subsidiary communications from LICENSEE under this Agreement may be directed. Also in the event of a delegation by NCL, the provisions of this Agreement shall continue to govern the relationship between NCL and LICENSEE and shall govern the relationship between NCL’s subsidiary and LICENSEE, subject to any amendments or modifications to this Agreement which such subsidiary and LICENSEE may agree to in their relationship. NCL shall remain obligated under the present Agreement for the performance of NCL’s duties by NCL’s subsidiary.

14.11                     Counterparts and Signature by Facsimile. This Agreement may be signed in counterparts, which shall together constitute a complete Agreement. A signature transmitted by facsimile shall be considered an original for purposes of this Agreement.

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IN WITNESS WHEREOF, the parties have entered into this Agreement on the dates set forth below.

NCL:		LICENSEE:
Nintendo Co., Ltd.		Activision, Inc.

By:		By:	/s/ George Rose
George Rose
President			General Counsel & Sr. Vice President

Date:	4/28/2005	Date:	4/7/2005

LICENSEE:
Activision UK, Ltd.

		By:	/s/ George Rose
George Rose
Director

		Date:	4/7/2005

LICENSEE:
ATVI France, S.A.R.L.

		By:	/s/ Patrick Chachuat
Patrick Chachuat
Director

		Date:	/s/ 4/11/2005

LICENSEE:
Activision GmbH

		By:	/s/ George Rose
George Rose
Managing Director

		Date:	4/7/2005

LICENSEE:
Activision Pty, Ltd.

		By:	/s/ George Rose
George Rose
Director

		Date:	4/7/2005

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Attachments:

Annex A – Guidelines on Ethical Content

Annex B – Trademark samples

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Annex A

Guidelines on Ethical Content

The following Guidelines on Ethical Content are presented, for assistance in the development of Games by defining the types of the theme inconsistent with NCL’s corporate philosophy. Exceptions may be made when necessary to maintain the integrity of the Game or the Game’s theme. Games shall not:

(a)                                  contain sexually explicit content including but not limited to nudity, rape, sexual intercourse and sexual touching; for instance, NCL does not allow bare-breasted women in Games, however, mild displays of affection such as kissing or hugging are acceptable;

(b)                                 contain language or depictions which specifically denigrate members of any race, gender, ethnicity, religion er political group;

(c)                                  depict gratuitous or excessive blood or violence. NCL does not permit depictions of animal cruelty or torture;

(d)                                 depict verbal or physical spousal or child abuse;

(e)                                  permit racial, gender, ethnic, religious or political stereotypes; for example, religious symbols such as crosses will be acceptable when fitting into the theme of the Game and not promoting a specific religious denomination;

(f)                                    use profanity, obscenity or incorporate language or gestures that are offensive by prevailing public standards and tastes; and

(g)                                 promote the use of illegal drugs, smoking materials, tobacco and/or alcohol; for example NCL does not allow an unnecessary beer or cigarette advertisement anywhere in a Game; however, Sherlock Holmes smoking a pipe would be acceptable as it fits the theme of the Game.

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ANNEX B

[LOGOS]

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